Exhibit (a)2

=============================  SECRETARY OF STATE  =============================

                                     [SEAL]

                                STATE OF NEVADA


                               CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that COPLEY FUND, INC., did on December 5, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 6, 2007.

   [SEAL]                   /s/ Ross Miller
                            ROSS MILLER
                            Secretary of State

                         By /s/
                            Certification Clerk

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